EXHIBIT 10.2

                          BREMER FINANCIAL CORPORATION

                1998 EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

                                Group Presidents

Contained herein is a detailed outline of the Executive Annual Incentive Compensation Plan which has been designed for Bremer Group Presidents.

A.       Purpose

         1) To provide an annual incentive award to Group Presidents who contribute significantly toward the achievement of Bremer Financial Corporation's goals and objectives.

         2) To focus attention on those activities which will positively affect the Corporation's financial well-being.

B.       Eligibility

         1)       Participants will be Group Presidents.

C.       Plan Year

         1) The Executive Annual Incentive Compensation program will begin on January 1 and will end on December 31.

D.       Payment of Award

         1) At year end, formal reviews will be conducted by the appropriate designated management to determine and measure performance. Upon completion of the measurement of the participant's goals and objectives, award payments will be recommended and approved.

         2) Award payments will be made in the first quarter, following the end of defined incentive plan year.

E.       Potential Awards

         1) The maximum potential award, stated as a percentage of base salary, will be 40%.

F.       Performance Measures and Determination of Award

         1)       Corporate RORE

                  70% of the incentive award will be based upon Corporate RORE. The following table will be utilized to determine the actual percentage of salary to be granted. When performance falls between the RORE percentages shown, interpolation will be utilized to determine the actual percentage of salary to be awarded.

                  Corporate RORE                               Percentage Award
                  --------------                               ----------------

                  Below 13.00                                          0%

                  13.00                 THRESHOLD                     9.33%

                  13.76                 2/3 OF MAXIMUM               18.67%

                  14.20                 PLAN                         23.50%

                  14.61 and over        MAXIMUM                      28.00%


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         2)       Work Plan Objectives

                  30% of the incentive award will be based on achievement of work plan objectives. The work plan objectives should be submitted to the President and CEO of Bremer Financial Corporation ("CEO") for approval. The maximum percentage award for achieving work plan objectives is 12.0%.

G.       Administration

         1) The plan shall be subject to the approval of the Board of Directors of Bremer Financial Corporation ("CEO") which shall have sole authority to establish the terms and conditions under which the plan will be administered.

         2) The Executive Incentive Compensation Plan and awards are not transferable or assignable.

         3)       Award may be deferred.

H.       Administrative Procedures

         1) Additions to Plan -- Eligible individuals will be added to the plan at any time upon the approval of the Board. However, the size of their awards will be prorated by the number of months they are eligible to receive an award. An example would be:

                  - Employee "A" is added to plan in mid-year so s/he has six
                       (6) months of eligible service.
                  - Calculated incentive award is $15,000
                  - $15,000 X 6/12 = $7,500

         2) Terminations -- Eligible employees who terminate during the plan year will be handled as follows:

                  - Voluntary resignations -- no incentive award.
                  - Involuntary terminations for cause -- no incentive award.
                  - Involuntary termination without cause -- incentive award prorated by number of month service during current incentive plan year, based on approval by President of BFC.
                  - Retirement/disability -- incentive award prorated by number of months of service during current incentive plan year.

         3) Change in Position -- Eligible employees who have a change in position during a plan year will have their incentive award calculated under both plan award levels and prorated by the months of service at each level.

         4) Interpolation -- When actual performance falls between cells on the appropriate element, the individual completing the formula should interpolate to the actual percentage to be awarded.

         5) Performance -- If a participant's performance rating for the plan year is less than fully competent and/or certain performance goals are not met, the CEO has the authority to reduce partially or totally the incentive payout that would normally be due the participant.

         6) Exceptions -- Upon occasion, there may be specific reasons for exceptions to the incentive compensation program for events beyond the control of the participant in the plan. The CEO has the authority to determine and approve all such exceptions.

I.       Amendment and termination

         1) The Board may at any time amend the plan for the purposes of satisfying the requirements of any changes in applicable laws or for any purpose which may be permitted by law. The Board may also terminate the plan at any time. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) to any award previously approved.


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                    CALCULATION OF EXECUTIVE INCENTIVE AWARD
                    ----------------------------------------

                                 Plan Year 1998



------------------------------            ------------------
NAME                                             TITLE


                                                            Percentage of Salary
                                                               To Be Awarded
                                                               -------------
F-1 - Corporate RORE
--------------------

         Corporate RORE
          (70% of total award)                   ______%       ______________%

         Work Plan Objectives Achievement Level  ______        ______________%
         (30% of total award)

         Attach a description of work plan objectives and how they will be measured.



Total Award Earned as % of Salary                              ______________%
---------------------------------

X 1998 Salary                                                  $______________

= 1998 INCENTIVE AWARD                                         $______________



Approved:


------------------------   -----------------------------------------------------
DATE                       President and CEO of Bremer Financial Corporation



------------------------   -----------------------------------------------------
DATE                       Chairman of the Board of Bremer Financial Corporation


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